EXHIBIT 3.03
                  CERTIFICATE OF INCORPORATION
                               OF
                   PANDA GLOBAL HOLDINGS, INC.


           FIRST:    The name of the Corporation is Panda  Global
Holdings, Inc.

           SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

          THIRD: The nature of the business of the Corporation and its sole purposes are (a) to act on its own behalf or as a holding company for purposes of investing in and holding direct and indirect interests in entities engaged in (i) the development, construction, equipping, operation and management of, and ownership (whether direct or indirect) of interests in, electric generating facilities, sources of fuel, pipelines and other infrastructure projects, (ii) the marketing of electric power, thermal energy and fuel and (iii) the financing of any of the foregoing, (b) to engage in the borrowing and lending of funds in connection with the purposes described in clause (a) above, (c) to perform the Corporation's obligations under all indentures, contracts and other agreements entered into in connection with the purposes described in clauses (a) and (b) above and (d) to engage in any other activities related or incidental thereto, including without limitation pledging all or part of the capital stock or partnership or other equity interest owned by the Corporation in such entities as security for the repayment of indebtedness of the Corporation or of any such entities. Except as stated above, the Corporation shall not engage in any business or activity whatsoever.

           FOURTH:   The total number of shares of all classes of
capital stock that the Corporation shall have authority to  issue is  one thousand (1,000) shares of Common Stock, par value  $0.01 per share.

           FIFTH:     The  name  and  mailing  address  of   the
incorporator is Jerry Sanders, Panda Energy International,  Inc.,
4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244.

           SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

           1.   The election of directors of the Corporation need
     not   be  by  written  ballot  unless  the  By-Laws  of  the
     Corporation so require.

          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

                (a) to adopt, amend or repeal the By-Laws of the Corporation;

                 (b) without the assent or vote of the stockholders, to authorize and issue debt securities of the Corporation, secured or unsecured, and to include therein such provisions as to redeemability, convertibility or otherwise as the Board of Directors, in its sole discretion, may determine; and

                 (c)   to  exercise  all  other  powers  of   the
          Corporation   except  those  that  by   law   or   this
          Certificate of Incorporation expressly require the consent of the stockholders.

           3. Any vote or votes of the stockholders authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part, in cash or in kind, whether such assets be in cash or in other property, and any such vote or votes may authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

           4. The number of directors of the Corporation shall be fixed in the manner provided in the By-Laws of the Corporation and, until changed in the manner provided in the By-Laws, shall be one (1); provided, in addition, that at all times the Corporation shall have one (1) individual designated as the "Independent Director" who shall be elected in the same manner as the directors and who shall not have been, at the time of such Independent Director's election, or at any time in the preceding five (5) years:

                (a) a direct or indirect legal or beneficial owner in the Corporation or any of its Affiliates or a member of the immediate family of any such owner;

                (b) a creditor, supplier, officer, director, promoter, underwriter, manager or contractor of the Corporation or any of its Affiliates or a member of the immediate family of any such officer or director; or

               (c)  a person, or a member of the immediate family
          of a person, who is employed by the Corporation (other than in his capacity as Independent Director) or its Affiliates or any creditor, supplier, employee, stockholder, officer, director, promoter, underwriter, manager or contractor of the Corporation or its
          Affiliates; provided, that such Independent Director may be an "independent director" of one or more other special-purpose, independent entities owned or controlled by Panda Global Holdings, Inc., or any of its Affiliates. As used in this Certificate of Incorporation, the term "Affiliate" shall mean, with respect to any person or entity that, indirectly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract or otherwise.

           The Independent Director shall be entitled to all rights and benefits of a director of the Corporation (i) in respect of indemnification by the Corporation as provided in this Certificate of Incorporation, the By-Laws and the General Corporation Law of the State of Delaware and (ii) under Article EIGHTH of this Certificate of Incorporation. The Independent Director shall also be subject to all duties imposed on a director of the Corporation by the General Corporation law of the State of Delaware.

            5. Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the Corporation and/or the Board of Directors of the Corporation shall not, without the affirmative vote or written consent of all of the directors of the Corporation and the Independent
     Director:

                (a) file a petition for relief under the United States Bankruptcy Code, as amended, make an assignment for the benefit of creditors, apply for the appointment of a custodian, receiver or trustee for the Corporation or any of the Corporation's property, consent to any other bankruptcy or similar proceeding, consent to the filing of such proceeding or admit in writing the Corporation's inability to pay its debts generally as they become due;

                 (b) commence the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of the Corporation;

                (c) amend this Certificate of Incorporation, including without limitation Article THIRD, in such a manner as either to broaden the business purpose of the Corporation or otherwise adversely to affect the existence of the Corporation as a special-purpose, independent entity, or amend paragraph 4, 5, 6 or 7 of this Article SIXTH;

               (d) engage in any business or activity other than as set forth in Article THIRD of this Certificate of Incorporation; or

                (e) authorize the Corporation, or any officer or agent of the Corporation on behalf of the Corporation, to vote, in the Corporation's capacity as a shareholder or member of or other holder of a voting equity interest in any subsidiary that has an independent director having authority substantially similar to the authority granted the Independent Director under this Certificate of Incorporation, to authorize such subsidiary to take any action in substance similar to the actions set forth in clauses (a) through (d) of this Article SIXTH with respect to the bankruptcy, insolvency, dissolution, liquidation, consolidation, merger, sale of assets, amendments to charter documents or engaging in business or activity of such subsidiary.

           6. In no circumstance shall the Independent Director be entitled to consider or vote on any matter proposed at any meeting of the Board of Directors or committee thereof, or consent to action on any such matter, other than the matters set forth in paragraph 5 of this Article SIXTH. For all other matters a quorum shall be determined without taking the Independent Director into account.

          7.   The Corporation shall:

                (a) ensure that (i) the Corporation's funds and other assets are identifiable and are not commingled with those of any other person or entity, (ii) the Corporation maintains bank accounts, records and books of account separate and apart from any other person or entity, and (iii) the Corporation pays from its assets all obligations and indebtedness of any kind incurred by it;

               (b) ensure that the assets and liabilities of the Corporation are readily ascertainable and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities;

                (c) conduct the Corporation's business solely in its own name (including without limitation by use of its own stationery and business forms) so as not to mislead others as to the identity of the entity with which such others are concerned;

                (d) not engage in any activities with the Corporation's Affiliates (including without limitation appointing any Affiliate of the Corporation an agent of the Corporation) other than in connection with the activities set forth in Article THIRD;

                (e) not enter (or hold itself out as having entered) into any agreement or arrangement to guarantee or, in any way or under any condition, become obligated or liable (or hold itself out as being obligated or liable) for all or any part of any financial or other obligation of another person or entity other than in connection with the activities set forth in Article THIRD;

               (f) not make or permit to exist loans or advances to another person or entity other than in connection with the activities set forth in Article THIRD;

               (g) conduct its business in accordance with all requisite corporate procedures and formalities; and

               (h) neither control the decisions with respect to the daily affairs of any other person or entity other than in connection with the activities set forth in Article THIRD nor permit any person or entity not a director, officer or stockholder of the Corporation to direct or participate in the management of the Corporation.

           SEVENTH:   No  stockholder shall have  any  preemptive
right to subscribe to an additional issue of stock or to any security convertible into such stock.

           EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same
exists   or  may  hereafter  be  amended,  a  director  of   this
Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

           NINTH: Except as set forth in Article SIXTH, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

     The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly had hereunto set her hand this 7th day of March, 1997.




                              Jerry Sanders, Paralegal